Exhibit 99.2

MUST BE RECEIVED BY 11:59 PM EST MARCH 18, 2010	RESCISSION OFFER ACCEPTANCE FORM	For Official Use Only

RESCISSION OFFER ACCEPTANCE FORM

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER IN WHOLE OR IN PART. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT SIGN AND RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.

IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE SIGN AND RETURN THIS FORM AND ALL OTHER REQUIRED DOCUMENTATION AND ENSURE ITS RECEIPT BY 11:59 P.M., EASTERN STANDARD TIME, ON MARCH 18, 2010 (THE "EXPIRATION DATE"), PURSUANT TO THE INSTRUCTIONS BELOW.

Ladies and Gentlemen:

The undersigned acknowledges receipt of a prospectus dated February 8, 2010 (the "Prospectus"), of Piedmont Natural Gas Company, Inc. (the "Company"), pursuant to which the Company offers to rescind (the "Rescission Offer") the purchase of 568,167 shares of common stock of the Company (the "Shares") that were acquired through the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") between December 1, 2008 and November 16, 2009 (the "Purchase Period").

1. **The undersigned hereby accepts the Rescission Offer for the Shares listed below, upon the terms and subject to the conditions set forth in the Prospectus.**

*Provide the following information for all **Shares you purchased** during the Purchase Period that you want us to repurchase. If you have sold Shares purchased during the Purchase Period, include the information with respect to the original purchase of such Shares.*

Date(s) of Purchase *(List Chronologically)* Month/Day/Year	Number Of Shares	Purchase Price Per Share	Shares Held in Certificate Form		Book- Entry Share Registered in the Name of Plan Administrator or Uncertificated Share Registered in the Name of Shareholder		Shares Registered in the Name of DTC	
			Enclosed	Held by Plan Administrator	YES	NO	YES	NO

☐ **The undersigned is not tendering any Shares that as of the Expiration Date have a fair market value greater than the price the undersigned paid for them plus interest through the Payment Date at a rate of 4.2% per annum less dividends the undersigned received or to which the undersigned is entitled to receive.**

*Provide the following information with respect to **Shares you have sold** that were purchased under the Plan during the Purchase Period and for which you want us to compensate you for a loss associated with such Shares.*

Date(s) of Sale *(List Chronologically)* Month/Day/Year	Number of Shares Sold	Gross Consideration Received (prior to deduction for any commissions or fees)	Type of Consideration (If Other Than Cash)

Note: If you have sold Shares to a third party prior to the date hereof in a *bona fide* transaction, you must enclose herewith proof reasonably satisfactory to the Company evidencing the sale. Satisfactory proof of sale may take the form of a receipt from the broker, dealer or other person conducting the sale. If the proof of a *bona fide* sale is not reasonably satisfactory to the Company, the Company may require additional proof. In addition, the Company may require evidence that any sale was a *bona fide* transfer of such Shares to a third party. Further, we may limit recovery to the difference between the purchase price you paid for the Shares and the lowest price for which the stock sold on the New York Stock Exchange on the day you sold the Shares.

IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS, PHOTOCOPY THIS PAGE.

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM

1.  Accepting The Rescission Offer:  In order to accept the Rescission Offer, you must:

A. Sign the Rescission Offer Acceptance Form (See Instruction 2) and complete the name, address, phone number, date, and Social Security Number or Taxpayer Identification Number information below your signature;

B. If you hold certificates for any of the Shares you want us to rescind, enclose such certificate(s) with the Rescission Offer Acceptance Form. The certificates must be duly endorsed for transfer or accompanied by an assignment separate from the certificate(s) (See Instruction 3);

C. If you have sold any of the Shares you want us to rescind at a loss, enclose your proof of loss on the sale(s) of the Shares with the Rescission Offer Acceptance Form (such proof of loss must be in a form acceptable to the Company, such as a receipt from the broker, dealer or other person conducting the sale);

D. Complete and sign the Substitute Form W-9 attached to the Rescission Offer Acceptance Form (See Instruction 5); and

E. Mail or return the Rescission Offer Acceptance Form and all other required documentation for receipt before 11:59 p.m., Eastern Standard Time, March 18, 2010 to:

Piedmont Rescission Offer
c/o Rust Consulting, Inc.
P.O. Box 24621
West Palm Beach, FL 33416

The Company recommends that you send Rescission Offer Acceptance Form and all other required documentation by insured and registered or certified mail with return receipt requested.

F. A DTC participant must initiate a Deposit/ Withdrawal At Custodian (“DWAC”) transaction to transfer to the Company the Shares that are registered in the name of DTC and being repurchased by us pursuant to the Rescission Offer Acceptance Form. The Company will notify the DTC participants of the date that the DWAC transaction should be initiated.

2.  Signatures:  If the Rescission Offer Acceptance Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other representative or fiduciary, including a DTC participant, the person signing must give such person’s full title in such capacity and, if requested, appropriate evidence of authority to act in such capacity must be forwarded to the Company. If the Shares have been assigned by the original registered holder, the Rescission Offer Acceptance Form should be signed in exactly the same form as the name of the last transferee indicated on the books of the Company or the Plan Administrator or the transfers attached to or endorsed on the certificates for such Shares.

3.  Stock Certificates and Signature Guarantees:

A. If you have physical possession of any certificates representing Shares you want us to repurchase, such certificates must be enclosed with the Rescission Offer Acceptance Form, duly endorsed for transfer or accompanied by an assignment separate from the certificates and in either case with your signature(s) guaranteed by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program.

B. If certificates for Shares you want us to repurchase are currently held by the Plan Administrator, or if the Shares are held in book-entry form by the Plan Administrator or you are a registered holder of uncertificated shares, (i) your signature(s) on the last page of the Rescission Offer Acceptance Form must be guaranteed in the space provided on the last page of the Rescission Offer Acceptance Form by an eligible guarantor institution such as a commercial bank, trust company, securities broker dealer, credit union or savings & loan that is a member of the Medallion Signature Guarantee Program, and (ii) the Plan Administrator will transfer all such Shares to the order of the Company with no further action by you.

C. If Shares you want us to repurchase are registered in the name of DTC, the signature of a DTC participant on the last page of the Rescission Offer Acceptance Form is not required to be guaranteed, if the DTC participant is a member of the Medallion Signature Guarantee Program and the DTC participant affixes its Medallion stamp on the Rescission Offer Acceptance Form.

4.  Mutilated, Lost, Destroyed Or Stolen Certificates:  If any certificate which the undersigned desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify the Plan Administrator’s Customer Service Representatives at 1-877-724-6451. The undersigned will then be directed as to the steps that must be taken in order to replace the certificate. The Rescission Offer Acceptance Form and all other required documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

5.  Important Tax Information:  Under federal income tax law, any person who accepts the Rescission Offer is required to provide the Company with such person’s correct Taxpayer Identification Number (“TIN”) on Substitute Form W-9 below. The TIN is the person’s social security number or employer identification number. If the Company is not provided with the correct TIN, the undersigned may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to the undersigned pursuant to the Rescission Offer may be subject to backup withholding.

If backup withholding applies, the Company is required to withhold 28% of any payments made to the undersigned (and any state tax amount). Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

6.  Questions:  All questions with respect to Rescission Offer Acceptance Form and the Rescission Offer (including questions relating to the timeliness or effectiveness of any election) will be determined by the Company, which determination shall be final and binding. All questions regarding our Rescission Offer can be directed to Rescission Offer Agent at: Piedmont Rescission Offer c/o Rust Consulting, Inc., P.O. Box 24621, West Palm Beach, FL 33416; toll-free 1-877-884-5904; email at info@PiedmontRescissionOffer.com or visit the Rescission Offer website www.PiedmontRescissionOffer.com.

7.  Applying the FIFO principle to Share purchases and sales:  Shares are deemed sold in the order in which you purchased them. In order to determine which Shares acquired during the Purchase Period are eligible for repurchase and which, if any, Shares so acquired were sold at a loss, all Shares acquired by you or on your behalf pursuant to the Plan will be matched against all sales of shares of our common stock by you or on your behalf during the Purchase Period by matching the first Shares acquired by you or on your behalf with the first shares of our common stock sold by you or on your behalf during or after the Purchase Period. This principle, commonly called “first-in, first-out,” or “FIFO,” will be used by us in determining which Shares you sold at a loss and which Shares you now hold are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer. Shares subject to the Rescission Offer are only those purchased during the Purchase Period, December 1, 2008 through November 16, 2009. An example of the FIFO determination is shown below.

Let’s assume that Ms. Smith has the following transaction history:

(1)	(2)	(3)
Type	Date of Transaction	Shares

Purchase 1	01/01/09	100
Purchase 2	03/01/09	25
Sale 1	04/15/09	50
Sale 2	06/01/09	50
Purchase 3	09/15/09	50
Sale 3	10/31/09	50

In order to follow the FIFO determination, Ms. Smith first identifies the date and number of Shares of the first purchase of Shares. Then Ms. Smith identifies the date and number of shares of the first sale of shares of our common stock during or after the Purchase Period. Ms. Smith’s calculation looks like this:

		Purchase of	Sale of	Amount of	Balance of
		Rescission Offer	Shares of	Loss Recognized	Rescission Offer
	Date	Shares	Common Stock	per Share	Shares
Purchase 1	01/01/09	100 Shares (at $30 per share)	—	—	100

Purchase 2	03/01/09	25 Shares (at $25 per share)	—	—	125

Sale 1	04/15/09	—	50 shares (at $25 per share)	50 Shares at $5 loss per share(1)	75

Sale 2	06/01/09	—	50 shares (at $20 per share)	50 Shares at $10 loss per share(2)	25

Purchase 3	09/15/09	50 Shares (at $20 per share)	—	—	75

Sale 3	10/31/09	—	50 shares (at $20 per share)	25 Shares at $5 loss per share; 25 Shares at $0 loss per share(3)	25

(1)	Shares sold on this date are matched against Shares purchased on 01/01/2009.

(2)	Shares sold on this date are matched against Shares purchased on 01/01/2009.

(3)	Shares sold on this date are matched first against Shares purchased on 03/01/2009 and then against Shares purchased on 09/15/2009.

Using the above calculations, Ms. Smith sold 125 Shares at a loss during the Purchase Period. Under the Rescission Offer, Ms. Smith is eligible to receive a cash amount for those Shares equal to the amount of loss, plus interest to the Payment Date at a rate of 4.2% per annum, less dividends she received or was entitled to receive on those Shares. In addition, using the above calculations, Ms. Smith continues to hold 25 Shares that were purchased during the Purchase Period on 10/31/2009 for $20 per share. For these Shares, Ms. Smith is eligible to receive a cash amount equal to the amount she paid for such Shares, plus interest to the Payment Date at a rate of 4.2% per annum, less dividends she received or is entitled to receive on those Shares.

SUBSTITUTE FORM W-9	PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Part I — Social Security Number OR Employer Identification Number

Department of the Treasury Internal Revenue Service	Name: Business Name:	(If awaiting TIN, write “Applied For”)

Payer’s Request For Taxpayer Identification Number (TIN)	Please check appropriate box: ☐ Individual/Sole Proprietor ☐ Partnership ☐ Corporation ☐ Other Address City, State, Zip Code
Part II —
For Payees exempt from backup withholding, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, check the Exempt box below, and complete the Substitute Form W-9.

Exempt ☐

Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
(3) I am a U.S. Person (including a U.S. Resident alien).

Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (Also see instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)
Signature: Date:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE RESCISSION OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INSTRUCTIONS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART I OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me will be withheld until I provide a taxpayer identification number.

Signature:    Date:

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.  Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

For this type of account:		Give NAME and SOCIAL SECURITY number (SSN) of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	(a) The usual revocable savings trust (grantor is also trustee)	The grantor — trustee(1)
	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC	The owner(3)
6.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
7.	Corporation or LLC electing corporate status under Form 8832	The corporation
8.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
9.	Partnership	The partnership
10.	A broker or registered nominee	The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.